UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 21, 2010
DELPHI FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11462	13-3427277

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1105 North Market Street, Suite 1230, P.O. Box 8985, Wilmington, DE	19899

(Address of principal executive offices)	(ZIP Code)
Registrant’s telephone number, including area code 302-478-5142
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events
On September 21, 2010, the Registrant completed the previously announced redemption of $50,000,000 in aggregate principal amount of its 8.00% Senior Notes due 2033 at 100% of their principal amount, plus accrued interest.
This redemption resulted in the redesignation of the series of covered debt benefiting from the Replacement Capital Covenant into which the Registrant entered in connection with the issuance of its 7.376% Fixed-to-Floating Rate Junior Subordinated Debentures on May 23, 2007. Effective on September 21, 2010, the Registrant’s 8.00% Senior Notes due 2033 ceased being the covered debt under such covenant and the Company’s 7.875% Senior Notes due 2020 became the covered debt under such covenant.

Item 9.01.	Financial Statements and Exhibits
(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Exhibits.

Exhibit Number	Description of Exhibits
99.1	Replacement Capital Covenant, dated as of May 23, 2007, of the Registrant (incorporated herein by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed on May 29, 2007)
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELPHI FINANCIAL GROUP, INC.
/s/ ROBERT ROSENKRANZ
Robert Rosenkranz
Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

Date: September 23, 2010